 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 13, 2020
WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA		23452
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market

Item 8.01 Other Events.

On March 13, 2020, the Board of Directors of Wheeler Real Estate Investment Trust, Inc. (the “Company”), pursuant to the terms of the Company’s charter (the “Charter”), created an Excepted Holder Limit (as such term is defined in the Charter) for the following stockholders of the Company: (i) Daniel Khoshaba and (ii) Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Value LLC, and Joseph Stilwell (collectively, the “Stilwell Group”).

The newly created Excepted Holder Limit for each of Mr. Khoshaba and the Stilwell Group provides that each of those stockholders shall have the right, subject to the terms of the Charter, to acquire additional shares of the Company’s outstanding capital stock in an amount that does not exceed, when added to their existing holdings, 11.8% in value of the aggregate of the outstanding capital stock (which includes, without limitation, the Company’s common stock and preferred stock).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Crystal Plum
Crystal Plum
Chief Financial Officer
Dated: March 16, 2020